POWER OF ATTORNEY


	    The undersigned constitutes and appoints
Arnold S. Graber and Eric W.
Finlayson, and each of them, as the
undersigned's true and lawful
attorneys-in-fact and agents, with full
power of substitution and
resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all (1) Form 144s under the Securities Act of 1933 and
(2) Securities and Exchange
Commission statements of beneficial ownership of securities of Metalico,
Inc. (the "Company") on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the

Securities and Exchange Commission, the Company and the NASD, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done under said
Rule 144 and Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

	    A copy of this power of attorney shall be filed with the Securities and
Exchange Commission. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys-in-fact.


	    The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file Form 144 or Forms 3, 4 and 5 with the

Securities and Exchange Commission.

Dated:  March 16, 2005




								   /s/  CARLOS E. AGUERO

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						    Signature of
Reporting Person



								   CARLOS E. AGUERO

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						    Name